UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 12, 2009
Date of Report (Date of earliest event reported)

CANYON COPPER CORP.
(Exact name of registrant as specified in its charter)

N/A
(Former name or former address if changed since last report)

NEVADA	000-33189	88-0454792
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 408 - 1199 West Pender Street
Vancouver, BC, Canada		V6E 2R1
(Address of principal executive offices)		(Zip Code)

(604) 331-9326
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 7 – REGULATION FD

ITEM 7.01 REGULATION FD DISCLOSURE

Private Placement Offering of Shares

On June 12, 2009, the Board of Directors of Canyon Copper Corp. (the “Company”) approved a private placement offering of shares of the Company's common stock at a price of $0.04 US per share for aggregate gross proceeds of up to $1,250,000. The private placement offering will be made to persons who are not “U.S. Persons” as defined in Regulation S of the Securities Act of 1933.

The proceeds of the private placement offering will be used to retire corporate indebtedness and for general corporate purposes. There is no assurance that the private placement offering or any part of it will be completed.

Debt Settlement Offering of Units

Also on June 12, 2009, the Company's Board of Directors approved an offering to certain lenders to convert up to $764,000 in existing convertible notes, plus accrued interest, into units of the Company at a deemed price of $0.04 US per unit. Each unit will consist of one (1) share of the Company's common stock, and one half (1/2) share purchase warrant, with each whole warrant entitling the holder to purchase one (1) additional share of the Company's common stock at a price of $0.06 US per share for a period of two (2) years from the date of issuance of the Units.

The debt settlement offering will be made to persons who are not “U.S. Persons” as defined in Regulation S of the Securities Act of 1933. There is no assurance that the debt settlement offering or any part of it will be completed.

The above does not constitute an offer to sell or a solicitation of an offer to buy any of the Company’s securities in the United States. The securities have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release dated June 15, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANYON COPPER CORP.

Date: June 15, 2009
	By:	/s/ Kurt Bordian

KURT BORDIAN
Chief Financial Officer